Exhibit 23.2

CONSENT OF DEGOLYER AND MACNAUGHTON

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the inclusion of information taken from our “Appraisal Report as of December 31, 2010 on Certain Properties owned by Linn Energy, LLC,” “Appraisal Report as of December 31, 2009 on Certain Properties owned by Linn Energy, LLC” and “Appraisal Report as of December 31, 2008 on Certain Properties owned by Linn Energy, LLC” in the sections “Business,” “Risk Factors,” “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Supplemental Oil and Gas Data (Unaudited)” in the Linn Energy, LLC Annual Report on Form 10-K for the year ended December 31, 2010, and in the registration statement on Form S-8 (File No. 333-131153 and 333-151610), and the registration statements (Nos. 333-146120, 333-148061, 333-148134, 333-159125 and 333-162357) on Form S-3.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716

Dallas, Texas

February 28, 2011